13G

CUSIP NO. 65440N100	Page 12 of 13

Exhibit 99.1

Joint Filing Agreement

July 9, 2012

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Commonwealth Bank of Australia, Colonial Holding Company Limited, Commonwealth Insurance Holdings Limited, Colonial First State Group Limited, Colonial First State Investments Limited and Colonial First State Wholesale Global Resources Long Fund each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Commonwealth Bank of Australia

By:	/s/ John Damien Hatton

Name:	John Damien Hatton
Title:	Company Secretary

Colonial Holding Company Limited

By:	/s/ John Damien Hatton

Name:	John Damien Hatton
Title:	Director

Commonwealth Insurance Holdings Limited

By:	/s/ John Damien Hatton

Name:	John Damien Hatton
Title:	Director

Colonial First State Group Limited

By:	/s/ John Damien Hatton

Name:	John Damien Hatton
Title:	Director

Colonial First State Investments Limited

By:	/s/ Bradley Massey

Name:	Bradley Massey
Title:	Director

Colonial First State Wholesale Global Resources Long Fund

By:	/s/ Bradley Massey

Name:	Bradley Massey
Title:	Director